UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2023

MDU Resources Group Inc
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
Delaware	1-03480	30-1133956

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 530-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $1.00 per share	MDU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Knife River Corporation Leadership Transition and Letter Agreement with David C. Barney

On February 16, 2023, MDU Resources Group, Inc. (the “Company”) announced that David C. Barney will cease serving in his position as Chief Executive Officer of Knife River Corporation (“Knife River”), the Company’s construction materials subsidiary, effective as of March 1, 2023. Brian R. Gray, currently President of Knife River, will assume the Chief Executive Officer role at Knife River.

In order to support an orderly transition, Mr. Barney will become a non-executive senior advisor to Knife River. In connection with this transition, the Company and Mr. Barney entered into a letter agreement on February 17, 2023, which provides that, among other things, Mr. Barney’s role as senior advisor is expected to continue through his retirement on January 3, 2024, and, during his service in that role, Mr. Barney’s annual base salary and 2023 target annual bonus will remain at the same rate as currently in effect, and Mr. Barney will receive an annual equity award for fiscal year 2023.

Retention Agreement with Jeffrey S. Thiede

In connection with the Company’s strategic review of its construction services business, MDU Construction Services Group, Inc. (“CSG”), on February 17, 2023, the Company, CSG and Jeffrey S. Thiede, the President and Chief Executive Officer of CSG, entered into a retention agreement (the “Retention Agreement”), with a term ending on December 31, 2023.

The Retention Agreement provides that, in the event that the strategic review results in the sale, spin, merger, or similar transaction involving all or substantially all of the business of CSG (a “Transaction”), then upon the occurrence of the closing of the Transaction (the “Closing”) during the term of the Retention Agreement, Mr. Thiede will be entitled to the following payments and benefits, subject to his continuous employment through the Closing: (i) a cash retention bonus of $1,100,000 (the “Retention Bonus”); (ii) prorated vesting of his 2023 Company equity award (along with vesting of his other outstanding Company equity awards in accordance with their terms applicable upon his retirement from the Company); (iii) a prorated annual bonus based on actual performance as of the Closing; and (iv) full vesting of any unvested employer credit amount in the MDU Resources Deferred Compensation Plan. In addition, the Retention Agreement provides that, if Mr. Thiede’s employment is involuntarily terminated by CSG without cause during the term of the Retention Agreement and prior to the Closing of a Transaction, he will be entitled to receive the Retention Bonus and a prorated annual bonus based on actual performance as of his termination date.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are being furnished as part of this report.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2023

MDU Resources Group, Inc.

By:	/s/ Karl A. Liepitz

Karl A. Liepitz
Vice President, General Counsel
and Secretary

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